UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 2, 2011

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 1.01	Entry into a Material Agreement.

On June 2, 2011, SCOLR Pharma, Inc., a Delaware corporation (the “Company”), and Syntrix Biosystems, Inc., a Delaware corporation (“Syntrix”), entered into an Exclusive License Agreement (the “Agreement”) pursuant to which the Company granted Syntrix a perpetual, exclusive, worldwide, assignable, sub-licensable right to the Company’s technology platform for the development, manufacture and distribution of tablet formulations containing a certain confidential active ingredient. In consideration for the grant of the License, the Company will receive a royalty as a percentage of sales and sublicense royalties actually received by Syntrix, net of certain allowances or credits for rejections and returns, rebates, charge backs and discounts. Royalties are payable from the first commercial sale of licensed product formulations through July 19, 2017, up to a maximum payment to the Company of $20 million.

The Company had previously contracted with Syntrix to provide certain development and commercialization services with respect to the licensed formulation. In connection with the agreement and in order for Syntrix to continue the needed development activities, the Company sold Syntrix certain laboratory equipment previously used by the Company in performing these services. The purchase price for the equipment was $175,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

June 7, 2011	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Chief Financial Officer

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